SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 12, 2003

Commission File Number	Exact Name of Registrant as specified in its charter	State or other Jurisdiction of Incorporation	IRS Employer Identification Number
_____________	_____________	_____________	_____________
1-12609 1-2348	PG&E Corporation Pacific Gas and Electric Company	California California	94-3234914 94-0742640

Pacific Gas and Electric Company 77 Beale Street, P. O. Box 770000 San Francisco, California 94177		PG&E Corporation One Market, Spear Tower, Suite 2400 San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

Pacific Gas and Electric Company (415) 973-7000		PG&E Corporation (415) 267-7000

(Registrant's telephone number, including area code)

Item 12. Results of Operations and Financial Condition

The information included in this Current Report on Form 8-K, including the press release attached hereto as an exhibit, is being furnished, not filed, pursuant to Item 12 of Form 8-K.

On November 12, 2003, PG&E Corporation issued the press release attached hereto as an exhibit announcing its financial results, and the financial results of its subsidiary, Pacific Gas and Electric Company, for the quarter ended September 30, 2003.

PG&E Corporation presents results and guidance on an "earnings from operations" basis in order to provide investors with a measure that reflects the underlying financial performance of the business and offers investors a basis on which to compare performance from one period to another, exclusive of items that, in management's judgment, are not reflective of the normal course of operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION
/S/ CHRISTOPHER P. JOHNS

Christopher P. Johns Senior Vice President and Controller

PACIFIC GAS AND ELECTRIC COMPANY
/S/ DINYAR B. MISTRY

Dinyar B. Mistry Vice President and Controller

Dated: November 12, 2003

FOR IMMEDIATE RELEASE	November 12, 2003

CONTACT: PG&E Corporation

PG&E CORP. REPORTS THIRD QUARTER FINANCIAL RESULTS
  PG&E Corporation's consolidated net income for the third quarter of 2003 was $1.24 per share, compared with $1.19 per share for the same quarter last year. (All "per share" amounts in this release are presented on a diluted basis.)
  Consolidated earnings from operations for PG&E Corporation and Pacific Gas and Electric Company were $0.42 per share, compared with $0.61 per share for the same quarter last year.
  Pacific Gas and Electric Company's earnings from operations, without headroom, were $0.42 per share, compared with $0.59 per share for the same quarter last year.

(San Francisco) -- PG&E Corporation (NYSE: PCG) earned $510 million, or $1.24 per share, in consolidated net income for the third quarter of 2003, compared with $466 million, or $1.19 per share, for the third quarter of 2002.

Third quarter 2003 consolidated earnings from operations for PG&E Corporation and its California utility business, Pacific Gas and Electric Company, were $174 million, or $0.42 per share, compared with $241 million, or $0.61 per share for the third quarter last year.

"PG&E Corporation delivered earnings from operations on target for the quarter," said Robert D. Glynn, Jr., PG&E Corporation Chairman of the Board, CEO and President. "We continue to see a clear path to stability and increasing financial performance through approval and implementation of the proposed settlement agreement to allow Pacific Gas and Electric Company to exit Chapter 11 by the end of the first quarter of 2004. We believe the company is on track and on schedule to achieve that objective."

PG&E Corporation's consolidated earnings from operations do not include results from National Energy & Gas Transmission, Inc. (NEGT, previously PG&E National Energy Group, Inc.). Also excluded from earnings from operations are headroom at Pacific Gas and Electric Company, as well as certain non-operating income and expenses that are listed as "Items Impacting Comparability" on the attached supplemental financial table, which reconciles earnings from operations with reported earnings under GAAP.

Income from headroom (the difference between Pacific Gas and Electric Company's generation-related costs and generation-related revenues) was $495 million, or $1.19 per share, for the quarter compared with $376 million, or $0.95 per share, in the third quarter of 2002. Total headroom through the third quarter of 2003 was a positive $635 million, or $1.55 per share.

Items impacting comparability at the Corporation and Pacific Gas and Electric Company included incremental interest costs of $130 million, or $0.30 per share, as well as Chapter 11 costs and costs related to the California energy crisis of $24 million, or $0.06 per share, generally consisting of external legal fees, financial advisory fees and other related costs.

The Corporation's quarterly report on Form 10-Q will disclose the earnings impact of accounting for stock options if the company were to record them as an expense. For the third quarter of 2003, accounting for stock options as an expense would have reduced earnings by $0.02 per share.

PACIFIC GAS AND ELECTRIC COMPANY

Pacific Gas and Electric Company contributed $174 million, or $0.42 per share, to earnings from operations for the quarter, compared with $232 million, or $0.59 per share, for the same quarter last year.

As expected, the difference between Pacific Gas and Electric Company's third quarter 2003 and third quarter 2002 operating earnings per share largely reflected the continued absence of a revenue increase through the 2003 General Rate Case (GRC) pending at the California Public Utilities Commission (CPUC). The additional revenues are necessary to offset additional expenses for rate base growth, inflation, benefits and other costs. Other items accounting for the quarter-over-quarter difference were lower gas transmission revenues in 2003, as increased hydroelectric production reduced the demand for some gas-fired generation, and an increase in 2003 in the average number of common shares outstanding.

PROPOSED 2003 GRC SETTLEMENT AGREEMENT

In September, the utility, together with the CPUC's Office of Ratepayer Advocates and various consumer groups, reached a proposed settlement agreement to resolve the 2003 GRC. Under the settlement, the utility would receive an increase in revenues of $236 million for electric distribution, $52 million for gas distribution, and $38 million for electric generation. The revenue increases will be effective for the full year 2003. The agreement would also provide for timely and predictable revenue increases in 2004, 2005 and 2006, to cover higher expenses for rate base growth and inflation. A final 2003 GRC decision is expected early next year, and if received in time, will be booked fully in the utility's fourth quarter 2003 results.

PROPOSED CHAPTER 11 SETTLEMENT AGREEMENT

During the third quarter, the proposed settlement agreement to resolve Pacific Gas and Electric Company's Chapter 11 case continued through the approval processes in the federal bankruptcy court and at the CPUC.

A new plan of reorganization based on the terms of the proposed settlement agreement received nearly unanimous support in a vote by creditors, with 97 percent of voting creditors and all voting creditor classes electing to approve the plan. Confirmation hearings on the plan began this week in the bankruptcy court and are scheduled to conclude within several weeks.

The CPUC's public hearings on the proposed settlement agreement were concluded on schedule in late September. A proposed decision from the administrative law judge is expected in November, and a final decision by the CPUC is expected in December.

NATIONAL ENERGY AND GAS TRANSMISSION

On July 8, 2003, National Energy & Gas Transmission (NEGT), then named PG&E National Energy Group, Inc., and certain of its subsidiaries filed for Chapter 11. PG&E Corporation no longer has representatives on NEGT's Board of Directors and no longer retains significant influence over the ongoing operations of NEGT. PG&E Corporation's equity interest in NEGT is expected to be eliminated when the bankruptcy court approves a plan of reorganization for NEGT.

As appropriate under accounting rules, as of July 8, 2003, PG&E Corporation is no longer including NEGT in the Corporation's consolidated results and has begun using the cost method of accounting to reflect its ownership interest in NEGT.

PG&E Corporation's consolidated net income for the third quarter includes financial results for NEGT only for the period July 1 through July 7, 2003.

GUIDANCE FOR 2003 AND 2004 EARNINGS FROM OPERATIONS

Reaffirming its previously issued earnings guidance, the Corporation expects 2003 earnings from operations for PG&E Corporation and Pacific Gas and Electric Company to be in the range of $1.90-$2.00 per share, not including headroom. For 2004, earnings from operations are expected to be in the range of $2.00-$2.10 per share.

Guidance estimates reflect forecasted consolidated results for PG&E Corporation and Pacific Gas and Electric Company; guidance does not include NEGT. Among the assumptions on which current guidance for 2003 is based is the expectation that the CPUC issues a decision in the utility's 2003 GRC in time to be included in the company's fourth quarter financial results, and that the outcome is consistent with the proposed GRC settlement agreement. In addition, guidance for 2004 is based on a number of assumptions, including the assumption that the proposed settlement agreement to resolve the utility's Chapter 11 case is approved and the contemplated plan of reorganization is implemented in a timely manner.

PG&E Corporation bases guidance on "earnings from operations" in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations. Earnings from operations are not a substitute or alternative for total net income presented in accordance with generally accepted accounting principles.

The estimated range for 2003 earnings on a GAAP or "reported" basis for PG&E Corporation and Pacific Gas and Electric Company is $1.26-$2.18 per share. For 2004, the estimated range for reported earnings for PG&E Corporation and Pacific Gas and Electric Company is $1.78-$1.93 per share. The attachment to this news release reconciles estimated earnings from operations with estimated total net income.

###

A conference call with the financial community will be held today at 2:30 PM Eastern Standard Time to discuss PG&E Corporations results for the quarter. The call will be open to the public on a listen-only basis via webcast. Please visit our website www.pgecorp.com for more information and instructions for accessing the webcast. A replay of the conference call will be available toll-free by calling (877) 470-0867, and also will be available on our website. International callers will be able to access the replay by dialing (402) 220-0642.

This press release and the attachment contain forward-looking statements regarding estimated earnings for 2003 and 2004, and the outcome of the Utility's Chapter 11 proceeding. These statements are based on current expectations and assumptions which management believes are reasonable and on information currently available to management but are necessarily subject to various risks and uncertainties. Actual results could differ materially from those contemplated by the forward-looking statements. Some of the factors that could cause future results to differ materially include:

  The outcome of the Utility's Chapter 11 proceeding, including whether the proposed settlement agreement among the Utility, PG&E Corporation, and the staff of the CPUC becomes effective and whether the Settlement Plan is implemented;

  Unanticipated changes in operating expenses and capital expenditures;
  The level and volatility of wholesale electricity and natural gas prices and the Utility's ability to manage and respond to this volatility successfully;
  Weather, storms, earthquakes, fires, other natural disasters, explosions, accidents, mechanical breakdowns, and other events or perils that affect demand, result in power outages, reduce generating output, or cause damage to the Utility's assets or operations or those of third parties on which the Utility relies;
  Changes in market demand and general economic and financial market conditions, including unanticipated changes in interest or inflation rates;
  The Utility's ability to manage over time its residual net open position, which is the portion of the Utility's customers' demand not satisfied by electricity from the Utility's generation facilities, the Utility's electricity purchase contracts or the California Department of Water Resources' (DWR) electricity purchase contracts allocated to the Utility;
  Acts of terrorism;
  Applicable governmental policies and legislative or regulatory actions generally;
  How the CPUC administers the capital structure, stand-alone dividend, and first priority conditions of the holding company conditions;
  The outcome of pending litigation, rate cases, including the 2003 GRC, and other regulatory proceedings;
  Future regulatory proceedings related to whether the Utility has complied with all applicable rules, tariffs, and orders, and the extent to which a finding of non-compliance could result in customer refunds, penalties, or other non-recoverable expenses;
  The effect of compliance with existing and future environmental laws, regulations, and policies, including those addressing global climate change;
  Increasing competition, the level of direct access customers, and the extent to which the cities and counties in the Utility's service territory become community choice aggregators; and
  New accounting pronouncements, including significant changes in accounting policies material to PG&E Corporation or the Utility.

###

PG&E CORPORATION
CONDENSED STATEMENT OF CONSOLIDATED INCOME
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,

(in millions, except per share amounts)	2003	2002	2003	2002

Operating Revenues
Electric	$2,524	$2,483	$5,823	$6,454
Natural gas	579	464	2,074	1,654

Total Operating Revenues	3,103	2,947	7,897	8,108

Operating Expenses
Cost of electricity	679	550	1,725	874
Cost of natural gas	233	108	1,010	586
Operating expenses including depreciation	1,002	1,179	3,020	3,161
Reorganization items	16	41	116	75

Total Operating Expenses	1,930	1,878	5,871	4,696

Operating Income	1,173	1,069	2,026	3,412
Interest expense, net and other	(332)	(291)	(818)	(852)

Income Before Income Taxes	841	778	1,208	2,560
Income tax provision	333	299	454	1,028

Income from Continuing Operations	508	479	754	1,532
Discontinued Operations of NEGT, Inc. (a)	2	(13)	(365)	(156)

Net Income Before Cumulative Effect of Changes in Accounting Principles	510	466	389	1,376
Cumulative effect of changes in accounting principles	-	-	(6)	(61)

Net Income	$510	$466	$383	$1,315

Weighted Average Common Shares Outstanding, Diluted	416	395	410	378
Earnings Per Common Share, Basic	$1.32	$1.25	$1.00	$3.57
Earnings Per Common Share, Diluted	$1.24	$1.19	$0.96	$3.49

	Earnings		Earnings per Share (Diluted)
	Three months ended September 30,		Three months ended September 30,

	2003	2002	2003	2002

Pacific Gas and Electric Company and Holding Company
Pacific Gas and Electric Company	$174	$232	$0.42	$0.59
Holding Company	-	9	-	0.02

Earnings from Operations	174	241	0.42	0.61
Headroom	495	376	1.19	0.95
Items Impacting Comparability (b)	(154)	(133)	(0.36)	(0.32)

Reported Earnings	515	484	1.25	1.24
NEGT, Inc. (a)	(5)	(18)	(0.01)	(0.05)

PG&E Corporation Reported Earnings	$510	$466	$1.24	$1.19

	Earnings		Earnings per Share (Diluted)
	Nine months ended September 30,		Nine months ended September 30,

	2003	2002	2003	2002

Pacific Gas and Electric Company and Holding Company
Pacific Gas and Electric Company	$475	$593	$1.16	$1.57
Holding Company	(2)	38	(0.01)	0.10

Earnings from Operations	473	631	1.15	1.67
Headroom	635	918	1.55	2.43
Items Impacting Comparability (b)	(356)	(12)	(0.84)	(0.03)

Reported Earnings	752	1,537	1.86	4.07
NEGT, Inc. (a)	(369)	(222)	(0.90)	(0.58)

PG&E Corporation Reported Earnings	$383	$1,315	$0.96	$3.49

(a)

On July 8, 2003, PG&E National Energy Group, Inc (PG&E NEG) and certain of its subsidiaries filed voluntary petitions for relief under the provisions of Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the District of Maryland, Greenbelt Division.

On October 3, 2003, the U.S. Bankruptcy Court for the District of Maryland authorized PG&E NEG to change its company name to National Energy and Gas Transmission, Inc. (NEGT, Inc.).

As a result of NEGT, Inc.'s Chapter 11 filing and the resignation of PG&E Corporation's representatives who previously served on the NEGT, Inc. Board of Directors, PG&E Corporation no longer retains significant influence over the ongoing operations of NEGT, Inc. PG&E Corporation anticipates that the Bankruptcy Court will approve NEGT, Inc.'s proposed plan of reorganization, or a plan with similar equity loss provisions for PG&E Corporation. Therefore, as of July 8, 2003, PG&E Corporation has deconsolidated the operations of NEGT, Inc. and has reflected its ownership interest in NEGT, Inc. utilizing the cost method of accounting. The accompanying PG&E Corporation Condensed Statement of Consolidated Income includes the consolidated results of NEGT, Inc. through July 7, 2003. In accordance with the cost method, PG&E Corporation no longer recognizes its equity share of the income or losses of NEGT, Inc.

As a result of NEGT, Inc.'s Chapter 11 filing on July 8, 2003 and the proposed loss of equity ownership provided for in NEGT, Inc.'s plan of reorganization, PG&E Corporation considers its investment in NEGT, Inc. to be an abandoned asset and has accounted for NEGT, Inc. as a discontinued operation for all prior periods presented in accordance with Financial Accounting Standards Board, Statement of Financial Accounting Standards (SFAS), "Accounting for Impairment or Disposal of Long-Lived Assets" (SFAS No. 144).

(b)

Items impacting comparability for the quarter ended September 30, 2003 include the net effect of incremental interest costs of $130 million ($0.30 per share) from the increased amount and cost of debt resulting from California's energy crisis and the Utility's Chapter 11 filing; increased costs of $24 million ($0.06 per share) related to the Utility's and NEGT, Inc.'s Chapter 11 filings and generally consisting of external legal consulting fees, financial advisory fees, and other related costs.

Items impacting comparability for the quarter ended September 30, 2002 include the net effect of incremental interest costs of $75 million ($0.18 per share) from the increased amount and cost of debt resulting from California's energy crisis and the Utility's Chapter 11 filing; the write-off of $68 million ($0.17 per share) of previously capitalized debt costs and discounts associated with PG&E Corporation's prepayment of its Tranche A loan and changes in the terms of its Tranche B loan in conjunction with its loan waiver extension; increased costs of $32 million ($0.08 per share) related to the Utility's Chapter 11 filing and generally consisting of external legal consulting fees, financial advisory fees, and other related costs. Offsetting these decreases was a change in the mark-to-market value of NEGT, Inc. warrants of $42 million ($0.11 per share).

Items impacting comparability for the year-to-date period ended September 30, 2003 include the net effect of incremental interest costs of $275 million ($0.64 per share) from the increased amount and cost of debt resulting from California's energy crisis and the Utility's Chapter 11 filing; increased costs of $75 million ($0.18 per share) related to the Utility's and NEGT, Inc.'s Chapter 11 filings and generally consisting of external legal consulting fees, financial advisory fees, and other related costs; and $6 million ($0.02 per share) of other costs associated with the prior year impacts of recent regulatory rulings.

Items impacting comparability for the year-to-date period ended September 30, 2002 include the net effect of incremental interest costs of $263 million ($0.69 per share) from the increased amount and cost of debt resulting from California's energy crisis and the Utility's Chapter 11 filing; the write-off of $68 million ($0.18 per share) of previously capitalized debt costs and discounts associated with PG&E Corporation's prepayment of its Tranche A loan and changes in the terms of its Tranche B loan in conjunction with its loan waiver extension; increased costs of $64 million ($0.17 per share) related to the Utility's Chapter 11 filing and generally consisting of external legal consulting fees, financial advisory fees, and other related costs; and $11 million ($0.03 per share) of other costs related to California's energy crisis. Offsetting these decreases were the Utility's net reversal of wholesale energy charges of $352 million ($0.93 per share) and the change in the mark-to-market value of NEGT, Inc. warrants of $42 million ($0.11 per share).

To enable accurate comparison to current period, certain previously disclosed items impacting comparability have been reclassed to the related operating entity in the prior period.

Reconciliation of Guidance for Earnings from Operations

	Year Ended December 31, 2003

Earnings from Operations EPS Guidance (1)	$1.90	$2.00
Estimated Headroom	0.50	1.20
Estimated Items Impacting Comparability
Incremental interest expense	(0.70)	(0.65)
Utility Chapter 11 related expenses	(0.25)	(0.20)
NEGT, Inc. Chapter 11 related expenses	(0.04)	(0.02)
Penalties paid to retire holding company loan	(0.13)	(0.13)
All other items impacting comparability reported YTD	(0.02)	(0.02)

Reported EPS Guidance (1)	$1.26	$2.18

	Year Ended December 31, 2004

Earnings from Operations EPS Guidance (1)	$2.00	$2.10
Estimated Items Impacting Comparability
Incremental interest expense (2)	(0.12)	(0.10)
Utility Chapter 11 related expenses (2)	(0.05)	(0.04)
NEGT, Inc. Chapter 11 related expenses	(0.05)	(0.03)

Reported EPS Guidance (1)	$1.78	$1.93

(1) Excludes the results of NEGT, Inc.
(2) Assuming the effective date of plan of reorganization (Settlement Plan), as discussed in the proposed CPUC settlement agreement, occurs on or before March 31, 2004.

This reconciliation does not include the potential one-time impacts of the consummation of the plans of reorganization for either the Utility or NEGT, because the applicable accounting requirements for income recognition have not yet been met. The Utility anticipates that if its plan of reorganization and settlement agreement with the CPUC is confirmed and consummated that it will recognize and record a new regulatory asset of approximately $3.7 billion, pre-tax, and a utility retained generation asset of approximately $1.3 billion, pre-tax. If the NEGT's plan of reorganization is confirmed and consummated as currently proposed, PG&E Corporation would reverse its negative investment in NEGT of approximately $1.2 billion, pre-tax. See the combined Form 10-Q of PG&E Corporation and the Utility for the quarter ended September 30, 2003, for further information.

	3 months ended		Year to Date

Electric Sales (in millions kWh)	September 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002

Residential	8,331	7,683	21,947	20,959
Commercial	8,886	8,624	23,703	23,729
Industrial	3,964	3,930	10,908	11,196
Agricultural	1,598	1,633	3,055	3,287
Public street and highway lighting	180	180	477	487
Other electric utilities	11	2	72	3

Sales from Energy Deliveries	22,970	22,052	60,162	59,660

Total Electric Customers	-	-	4,845,975	4,792,478

Bundled Gas Sales (in MMDTh) (1)

Residential	25	27	149	158
Commercial	15	16	61	62
Industrial	-	-	-	-

Total Bundled Gas Sales	40	43	210	220

Total Transportation Only (1)	162	177	399	419

Total Gas Sales	202	220	609	639

Total Gas Customers (2)	-	-	4,017,618	3,965,964

Sources of Electric Energy (in millions kWh)
Utility Generation
Nuclear	4,867	4,705	12,496	13,100
Hydro (net)	2,623	2,453	8,579	7,136
Fossil	78	126	274	519

Total Utility Generation	7,568	7,284	21,349	20,755

Purchased Power
Qualifying Facilities	5,250	5,839	14,264	16,210
Irrigation Districts	1,254	943	3,848	2,952
Other purchased power	2,611	967	5,578	2,959

Total Purchased Power	9,115	7,749	23,690	22,121

Delivery from DWR (1)	6,451	8,207	17,939	15,949

Delivery to Direct Access Customers	2,362	2,128	6,765	5,933

Other (includes energy loss) (1)	(2,526)	(3,316)	(9,581)	(5,098)

Total Electric Energy Delivered	22,970	22,052	60,162	59,660

Diablo Canyon Performance
Overall capacity factors (including refuelings)	101%	98%	88%	92%
Refueling outage period	-	-	2/3-3/26	4/28-5/28
Refueling outage duration (days)	-	-	51.2	30.3

(1) Certain volumes for the prior year have been reclassified to conform with the current year's presentation.
(2) Customers reported as number of active account. In prior year's report, customers were calculated as 12-month average billing count.